SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 4, 2003

(Date of earliest event reported)

CARDIMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22419	94-3177883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

47266 Benicia Street, Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 354-0300

Item 9. Regulation FD Disclosure.

Cardima, Inc. (the “Company”) is entering into a series of agreements with certain accredited investors for a private placement of shares of Common Stock for an aggregate gross purchase price of approximately $3,300,000 at a price per share equal to the greater of $0.87 and 80% of the closing price of the Company’s Common Stock during a five day period ending on the trading day prior to a closing date fixed by the parties (the “Purchase Price”). The private placement will include the issuance of warrants exercisable to purchase up to an aggregate of approximately 1,600,000 shares of Common Stock at an exercise price equal to 110% of the Purchase Price. The warrants will have a four year term and may be redeemable by the Company depending on the price performance of its Common Stock. It is anticipated that the closing shall occur within the fourth quarter of 2003. The Company will register for resale the Common Stock issued in this private placement, including shares underlying the warrants.

The offering was made only to accredited investors in accordance with Section 4(2) under the Securities Act of 1933 and the rules and regulations promulgated thereunder. The securities offered have not been registered under the Securities Act of 1933 or any state securities laws and unless so registered may not be offered or sold in the United States (or to a U.S. person) except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933 and applicable state securities laws. This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities.

Except for the historical information contained herein, the statements concerning the anticipated timing of the financing and the other matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include the risk that the closing does not occur, and uncertainties concerning the Company’s ability to raise additional capital, whether the Company’s pre-market approval application for the REVELATION® Tx or any other product will be approved by the U.S. FDA, the possibility of business disruption or unanticipated expenses due to the Company’s recent staffing reduction, and whether the Company will be able to conduct successful clinical trials, obtain and maintain regulatory approvals, gain acceptance for its products from the marketplace, secure distribution partners or successfully market, sell and distribute its products to end users in the United States, in the event FDA approval is obtained, or in other markets. Additional risks are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 31, 2003, and the Company’s Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2003, June 30, 2003 and September 30, 2003. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2003

CARDIMA, INC.

By:	/s/ BARRY D. MICHAELS

Barry D. Michaels Interim Chief Financial Officer and Secretary